EXHIBIT 10.2
October 1, 2007
Mitchell Yelen
c/o Pinchasik, Strongin, Muskat, Stein & Company, P.A.
3225 Aviation Avenue, Suite 500
Miami, FL 33133 USA
Dear Mitchell Yelen:
Pursuant to the terms and conditions of the Spanish Broadcasting System, Inc., 1999 Stock Option Plan for Non Employee Directors (the “Plan”), you have been granted a Non-Qualified Stock Option to purchase 50,000 shares (the “Option”) of Class A common stock as outlined below.

Granted To:	Mitchell Yelen
ID# Yelen

Grant Date:	September 28, 2007
Option Granted:	50,000
Option Price per Share:	$2.58 Total Cost to Exercise: $129,000.00
Expiration Date:	September 28, 2017 unless terminated earlier.
Vesting Schedule:	20% immediately, 20% each year
10,000 on 09/28/2008
10,000 on 09/28/2009
10,000 on 09/28/2010
10,000 on 09/28/2011

Transferability:	Not transferable except in accordance with the Plan.
By my signature below, I hereby acknowledge receipt of this Option granted on the date shown above, which has been issued to me under the terms and conditions of the Plan. I further acknowledge receipt of the copy of the Plan and agree to conform to all the terms and conditions of the Option and the Plan.

SBS Tower 2601 SOUTH BAYSHORE DRIVE, PENTHOUSE II COCONUT GROVE, FLORIDA 33133 TEL (305) 441-6901 FAX (305) 446-5148